exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA  90071

(213) 615-6043

(Name, address and telephone number of agent for service)

SILICON GRAPHICS, INC.

(Issuer with respect to the Securities)

DELAWARE	94-2789662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Pkwy, Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

11.75% Senior Secured Notes Due 2009

(Title of the Indenture Securities)

FORM T-1

Item 1.            GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)        Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.            AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business.*

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.              A copy of the existing bylaws of the Trustee.*

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*          Incorporated by reference to Registration Number 333-67188.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

                The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 20th day of November, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s Paula Oswald
Paula Oswald
Vice President

Exhibit 6

CONSENT

                In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  November 20, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s Paula Oswald
Paula Oswald
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2003

($000’s)

9/30/2003
Assets
Cash and Due From Depository Institutions	$9,363,408
Federal Reserve Stock	0
Securities	34,719,100
Federal Funds	2,322,794
Loans & Lease Financing Receivables	118,943,010
Fixed Assets	1,915,381
Intangible Assets	9,648,952
Other Assets	9,551,844
Total Assets	$186,464,489

Liabilities
Deposits	$122,910,311
Fed Funds	6,285,092
Treasury Demand Notes	3,226,368
Trading Liabilities	246,528
Other Borrowed Money	21,879,472
Acceptances	145,666
Subordinated Notes and Debentures	6,148,678
Other Liabilities	5,383,119
Total Liabilities	$166,225,234

Equity
Minority Interest in Subsidiaries	$1,003,166
Common and Preferred Stock	18,200
Surplus	11,676,398
Undivided Profits	7,541,491
Total Equity Capital	$20,239,255

Total Liabilities and Equity Capital	$186,464,489